PARTNER AIR PUBLIC LIMITED COMPANY

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 31 DECEMBER 2000

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1	Accounting policies
1.1	Accounting convention The financial statements are prepared under the historical cost convention.
1.2	Compliance with accounting standards The accounts have been prepared in accordance with applicable accounting standards.
1.3	Turnover Turnover represents amounts receivable in respect of the company's principal activity.
1.4

Tangible fixed assets and depreciation

Tangible fixed assets are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost less estimated residual value of each asset over its expected useful life, as follows:

Aeroplanes                                                         Straight line basis over 20 years

1.5

Leasing

Assets obtained under hire purchase contracts and finance leases are capitalised as tangible assets and depreciated over the shorter of the lease term and their useful lives. Obligations under such agreements are included in creditors net of the finance charge allocated to future periods. The finance element of the rental payment is charged to the profit and loss account so as to produce a constant periodic rate of charge on the net obligation outstanding in each period.

1.6

Foreign currency translation
Monetary assets and liabilities denominated in foreign currencies are translated into Deutschmarks (DMK) at the rates of exchange ruling at the balance sheet date. Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. All differences are taken to profit and loss account.

2	Operating loss	2000 DMK	1999 DMK
Operating loss is stated after charging:
	Depreciation of tangible assets	150,500	150,500
	Auditors' remuneration	9,426	14,196
	Exchange differences	134,716 =========	311,419 =========
3	Other interest receivable and similar income	2000 DMK	1999 DMK
	Bank interest	2,425 =========	1,314 =========
4	Interest payable	2000 DMK	1999 DMK
	On bank loans and overdrafts	-	228
	Lease finance charges	175,473 __________	58,039 __________
		175,473 =========	58,267 =========

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PARTNER AIR PUBLIC LIMITED COMPANY

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
FOR THE YEAR ENDED 31 DECEMBER 2000

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5

Tax on (loss)/profit on ordinary activities

The company is resident in Ireland for tax purposes from 1 October 1999. No corporation tax has been charged as the company has made losses during the period it has been resident for tax purposes.

6	Tangible fixed assets	Aeroplanes DMK
Cost
	At 1 January 2000 & at 31 December 2000	3,010,000 __________
Depreciation
	At 1 January 2000	150,500
	Charge for the year	150,500 __________
	At 31 December 2000	150,500 __________
Net book value
	At 31 December 2000	2,709,000 =========
	At 31 December 1999	2,859,500 =========
Included above are assets held under finance leases or hire purchase contracts as follows:
Aeroplanes DMK
Net book values
	At 31 December 2000	2,709,000 =========
	At 31 December 1999	2,859,500 =========
Depreciation charge for the year
	31 December 2000	150,500 =========
	31 December 1999	150,500 =========

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PARTNER AIR PUBLIC LIMITED COMPANY

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
FOR THE YEAR ENDED 31 DECEMBER 2000

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7	Debtors	2000 DMK	1999 DMK
	Trade debtors	195,850	-
	Called up share capital not paid	1,605,900	1,610,427
	Other debtors	530,284 __________	572,484 __________
		2,332,034 =========	2,182,911 =========
	Amounts falling due after more than one year and included in the debtors above are:
		2000 DMK	1999 DMK
	Other debtors	530,284 =========	549,366 =========
	The loan receivable is unsecured, interest free and repayable on demand.
8	Creditors: amounts falling due within one year	2000 DMK	1999 DMK
	Net obligations under finance lease and hire purchase contracts	249,996	234,120
	Trade creditors	344,323	-
	Other creditors	-	3,322
	Accruals and deferred income	90,709 __________	74,709 __________
		685,028 =========	312,151 =========

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PARTNER AIR PUBLIC LIMITED COMPANY

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
FOR THE YEAR ENDED 31 DECEMBER 2000

_____________________________________________________________________________________________

9	Creditors: amounts falling due after more than one year	2000 DMK	1999 DMK
	Net obligations under finance leases and hire purchase agreements	1,330,122 =========	1,580,310 =========
Net obligations under finance leases and hire purchase contracts
	Repayable within one year	249,996	234,120
	Repayable between one and five years	1,330,122 __________	1,580,310 __________
		1,580,118 __________	1,814,430 __________
		1,580,118	1,814,430
	Included in liabilities falling due within one year	(249,996) __________	(234,120) __________
		1,330,122 =========	1,580,310 =========
The above finance lease commitments do not include future finance charges as the lease agreement stipulates a variable rate of 2% above LIBOR.
10	Share capital	2000 IRL£	1999 DMK
Authorised
	10,000,000 Ordinary Shares of IRL£1 each	10,000,000 =========	2,000,000 =========
		DMK	DMK
Allotted, called up and fully paid
	1,600,138 Ordinary Shares of IRL£1 each	4,080,873 =========	3,773,354 =========
During the year 105,001 ordinary shares of IRL£1 each were allotted and fully paid at a premium of IRL£3 for cash consideration to provide additional working capital.
11	Statement of movements on reserves	Share premium account DMK	Profit and loss account DMK
	Balance at 1 January 2000	4,104,144	(4,413,387)
	Retained loss for the year	-	(1,550,250)
	Premium on shares issued during the year	815,042 __________	- __________
	Balance at 31 December 2000	4,919,186 =========	(5,963,637) =========

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PARTNER AIR PUBLIC LIMITED COMPANY

NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
FOR THE YEAR ENDED 31 DECEMBER 2000

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12	Reconciliation of movements in shareholders' funds	2000 DMK	1999 DMK
	Loss for the financial year	(1,550,250)	(4,518,593)
	Proceeds from issue of shares	1,123,561 __________	5,498,650 __________
	Net (depletion in)/addition to shareholders' funds	(426,689)	980,057
	Opening shareholders' funds	3,464,111 __________	2,484,055 __________
	Closing shareholders' funds	3,036,422 =========	3,464,111 =========
13	Employees
Number of employees There were no employees during the year apart from the directors
14	Control The ultimate controlling party of the company is Mr. Peter Kraettli.